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As filed with the Securities and Exchange Commission on May 17, 2001

Registration Statement No. 333-58372

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVANT! CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3133226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

46871 Bayside Parkway, Fremont, CA 94538
(510) 413-8000
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Gerald C. Hsu
Avant! Corporation
46871 Bayside Parkway
Fremont, CA 94538
(510) 413-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan B. Kalin
Stephen P. Charbonnet
McCutchen, Doyle, Brown & Enersen, LLP
3150 Porter Drive
Palo Alto, California 94304

Approximate date of commencement of proposed sale of the securities to the public:

as soon as practicable following the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    This Registration Statement is filed as Pre-Effective Amendment No. 1 to the Registrant's Form S-3 Registration Statement No. 333-58372 filed on April 5, 2001. All filing fees were paid with the earlier Registration Statement.

    The Registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 17, 2001

AVANT! CORPORATION

2,000,000 Shares
Common Stock

    The stockholder of Avant! Corporation listed below is offering and selling 2,000,000 shares of common stock under this prospectus. The selling stockholder may offer its shares of Avant! common stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices. The common stock is listed on the Nasdaq National Market and trades on this stock exchange with the symbol "AVNT." On May   , 2001 the closing price of one share of common stock, as quoted on the Nasdaq National Market was $    .

    Investing in our common stock involves a high degree of risk. See "Part I, Item 1, Business—Risk Factors" presented on p. 12 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by subsequent periodic reports, filed with the Securities and Exchange Commission as of April 2, 2001.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone's investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act and any profits realized by the selling stockholder may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of common stock also may be deemed to be "underwriters" as defined in the Securities Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The sale of the common stock is subject to the prospectus delivery requirements of the Securities Act.

May   , 2001

    Avant! Corporation develops, markets, licenses and supports electronic design automation, or EDA, software products that assist design engineers in the physical layout, design, verification, simulation, timing and analysis of advanced integrated circuits, or ICs. Our products offer customers the opportunity to design ICs that are optimized for speed, size, power consumption and production cost, while reducing overall design time. Our products are used by IC designers in the semiconductor, computer, consumer electronics, multimedia and telecommunications IC industries to automate a significant portion of the IC design process. We also offer reusable silicon libraries, silicon intellectual property, design blocks, and optimized design-flow management and tool interoperability software products. Our design group offers physical design, parasitic extraction, verification, flow development and library development services, as well as product maintenance and customer support services.

    Avant!'s objective is to establish a significant market position as a supplier of IC design software and services for the EDA market. To achieve this objective, we focus on providing innovative technology, products and services that enable our customers to solve the toughest problems in deep-submicron (less than 0.5-micron feature size), very deep-submicron, or VDSM (less than 0.25-micron feature size) and ultra deep-submicron, or UDSM (less than 0.1-micron feature size) IC design, thereby improving the productivity of IC design engineers and improving cost effectiveness. The market for our EDA products and services encompasses a wide range of industries, including semiconductor, computer, consumer electronics, multimedia, aerospace, automotive and telecommunications companies worldwide. End-users of our products range from small companies to a number of the world's largest manufacturing organizations.

    Our principal executive offices are located at 46871 Bayside Parkway, Fremont, California 94538, and our telephone number is (510) 413-8000.

THE OFFERING

Common stock offered by the selling stockholder	2,000,000 shares
Plan of Distribution	The selling stockholder may sell its shares on any of the securities exchanges where the common stock is listed and traded; in the over-the-counter market or in other transactions; in connection with short sales of the shares; by pledge to secure debts and other obligations; in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or in combination of any of the above transactions.
Use of proceeds	We will receive none of the proceeds of the offering.
Nasdaq National Market symbol	"AVNT"

FORWARD-LOOKING STATEMENTS

    This prospectus, including the documents incorporated by reference herein, contains "forward-looking statements." Statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27 of the Securities Act of 1933, as amended (the "Securities Act") and Section 21 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation statements regarding Avant!'s expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Avant! on the date hereof, and Avant! assumes no obligation to update any such forward-looking statements. A forward-looking statement involves a prediction, the accuracy of which is subject to risks and uncertainties. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described below and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes a available or other events occur in the future. You should carefully consider the information set forth in this prospectus and incorporated by reference herein, before making an investment decision.

SELLING STOCKHOLDER

    The following table sets forth the name and the number of shares of common stock beneficially owned by the stockholder listed below as of April 30, 2001, the number of shares of common stock that may be offered by the selling stockholder and the number and percentage of shares to be owned beneficially by the selling stockholder assuming the sale of the shares offered by this prospectus. In this prospectus, the term "selling stockholder" includes donees and pledgees selling shares received from a named stockholder after the date of this prospectus. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time.

    The shares being offered by the selling stockholder were acquired from Avant! pursuant to a stock purchase agreement dated as of July 6, 2000. The shares of common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholder represented to Avant! that it was acquiring the shares for investment and with no present intention of distributing the shares.

    Avant! has filed with the Commission, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on The Nasdaq National Market or in privately-negotiated transactions. Avant! has agreed to use its best efforts to keep such Registration Statement continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the shares.

    The shares offered by this prospectus may be offered from time to time by the selling stockholder named below:

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Offered Hereby
Metchem Engineering S.A.	2,000,000	2,000,000

PLAN OF DISTRIBUTION

    The selling stockholder may offer its shares of common stock at various times in one or more of the following transactions:

•	on any of the United States securities exchanges where the common stock is listed and traded, including the Nasdaq National Market;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or in the over-the-counter market;

•	in connection with short sales of the shares;

•	by pledge to secure debts and other obligations;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	in a combination of any of the above transactions.

    The selling stockholder may sell its shares of common stock at market prices prevailing at the time of sale, at prices related to such prices, at negotiated prices, or at fixed prices.

    From time to time, the selling stockholder may pledge or grant a security interest in some or all of the shares which it owns. If the selling stockholder defaults in performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by a selling stockholder will decrease as and when the selling stockholder transfers its shares or defaults in performing obligations secured by its shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

    The selling stockholder may use broker-dealers to sell its shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholder, or they will receive commissions from purchasers of shares for whom they acted as agents.

BOARD OF DIRECTORS

    Set forth below is a table which lists the individuals who are currently members of the Company's Board of Directors as of the date of this prospectus, their positions and offices held with the Company and certain biographical information.

Director	Age	Positions and Offices Held with the Company
Gerald C. Hsu	55	President, Chief Executive Officer and Chairman of the Board
Charles L. St. Clair(1)	70	Director
Moriyuki Chimura	52	Director
Dan Taylor(3)	62	Director
Kenneth Tai(2)	50	Director
Nelson Lane Kelley(2)	63	Director
Toyohiko Muraki(2)(3)	58	Director

(1)	Mr. St. Clair resigned as a member of both the Audit and Compensation Committees on October 1, 2000

(2)	Member of Audit Committee

(3)	Member of Compensation Committee

    Mr. Hsu joined the Company in March 1994 as President, Chief Executive Officer and a director, and has been Chairman of the Board since November 1995. Mr. Hsu is the father of John H. Hsu who serves as Avant! Asia President and General Manager. Mr. Hsu holds an M.S. in Oceanic Engineering from the Massachusetts Institute of Technology, an M.S. in Mechanics and Hydraulics from the University of Iowa and a B.S. in Applied Mathematics from the National Chung-Hsing University. On August 10, 2000, after a grand jury investigation, the Santa Clara County District Attorney's office filed a criminal indictment against Mr. Hsu, the Company and certain other of the Company's current and former employees alleging conspiracy to commit trade secret theft, conspiracy to withhold and conceal stolen property, conspiracy to commit securities fraud, theft of trade secrets, withholding or concealing stolen property, making an unauthorized copy of an article containing a trade secret, and committing a fraudulent practice in connection with the offer or sale of a security. No trial date has been set; the parties are preparing for trial and Judge Rushing was assigned on March 28, 2001 to preside over the case. Trial proceedings began on May 14, 2001.

    Mr. St. Clair served the Company as Director of Administration at its RTP Facility in Durham North Carolina, from June 1996 to April 1997 and was employed by the Company as a consultant from April 1997 to September 2000. He has been a director of the Company since September 1997 and served as a member of the Audit Committee and the Compensation Committee until October 1, 2000. Mr. St. Clair served as Secretary of the Company from September 1998 until September 2000. From February 1995 to March 1996, Mr. St. Clair was employed by Interlink Corporation of America as Director, Southern Africa Operations. From January 1993 to January 1995, he was employed by Deloitte & Touche as an Industrial Advisor to the Botswana Development Corporation Ltd. Mr. St. Clair holds a B.S. in Economics and Management from Arizona State University and a B.F.T., Latin America from the American Graduate School for International Management.

    Mr. Chimura has served as a director of the Company since 1998. Mr. Chimura has been the President of Maingate Electronics, KK since September 2000. Prior to that, he served as CEO Staff of the Company from May 2000 to September 2000 and Executive Staff from June 2000 to August 2000, Executive Operating Officer, Engineering from April 1999 to May 2000 and Executive Staff, Customers from August 1998 to March 1999. Prior to joining the Company, he was General Manager of Galax!, Inc., a subsidiary of the Company ("Galax!"), from April 1998 to July 1998 and has served as a director of the Company since March 17, 1998. Prior to joining Galax!, Mr. Chimura served as

President of Panasonic Semiconductor Development Company, a division of Matsushita Semiconductor Corporation of America and a developer of microcontroller systems and ASIC products, from April 1997 to March 1998. From April 1992 to March 1997, Mr. Chimura served as General Manager of the Semiconductor Group of Matsushita Electronics Corporation. Mr. Chimura holds an M.S. in Electrical Engineering from Gifu University.

    Mr. Taylor has been a director of the Company since January 1999. Mr. Taylor, a retired Federal employee, served as a natural and cultural resource manager for the U.S. National Park Service from 1968 to 1995. Since his retirement, Mr. Taylor has served as a Consultant for the Association in Rural Development (in China, Burma, Indonesia, Pakistan and Uganda). He lectured in Natural Resources at the Santa Rosa Junior College from August to October 2000. Mr. Taylor lectured in Geography at the University of Hawaii prior to joining Avant! as a director. Mr. Taylor holds an M.A. degree in Geography from San Francisco State University. Mr. Taylor became a member of the Compensation Committee on April 1, 1999. He also served as a member of the Audit Committee from April 1, 1999 to November 29, 1999.

    Mr. Tai has been a director of the Company since October 1999. Mr. Tai has been the Chairman of InveStar Capital, Inc., a venture capital management firm based in Taiwan, since March 1996. Since April 1998, he also has served as the Chairman of DigiTimes Publication, Inc., a daily newspaper addressing technology issues in Taiwan. Mr. Tai is also a member of Forefront Venture Partners, L.P., a limited partnership that invests primarily in technology start-up companies. From January 1995 to February 1998, Mr. Tai served as the Chairman of interNex Information Services, Inc., a California-based Internet service provider. Mr. Tai is currently a director of AltiGen Communications, Inc. and over ten private companies in the semiconductor, software and telecommunication fields both in the United States and in Taiwan. Mr. Tai was a co-founder of the Acer Group, and held various positions with the Acer Group, including Vice President of Worldwide Sales and Marketing, and President of the Acer Group USA from 1990 to March 1993. Mr. Tai holds a B.S. degree in Electrical Engineering from the National Chiau Tung University in Taiwan and an MBA from Tam-kang University in Taiwan. Mr. Tai has served as a member of the Audit Committee since December 15, 1999.

    Mr. Kelley has been a director of the Company and has served as a member of the Audit Committee since September 2000. Mr. Kelley has been a Professor of International Management at the University of Hawaii since 1981. At the University of Hawaii, he currently serves as the Chair of the International Management Department, a position which he also held from 1981-1988. In 1996, Mr. Kelley was a visiting scholar under the Fullbright program at Korea University. From 1992-1993 Mr. Kelley was a visiting professor at the Chinese University of Hong Kong and is now serving as their External Examiner. In 1990, he was a visiting fellow at KDI, a Korean think-tank. Mr. Kelley was the University of Hawaii's Director of Graduate Studies from 1986-1990 and Director and Founder of the Pacific Asia Consortium for Business Education and Research. He has also served as president of the Association for Business Simulation and Experiential Learning and as a consultant and executive trainer for many US, Polynesian and Asian firms. Mr. Kelley holds a Ph.D. in Management from North Texas State University.

    Mr. Muraki has been a director of the Company and has served as a member of both the Audit Committee and Compensation Committee since September 2000. Mr. Muraki has served as the President of Advanced Technology Transfer, Inc., an engineering consulting services provider, since he founded that corporation in 1985. Mr. Muraki also serves as a member of the Nuclear Quality Assurance Committee of the American Society of Mechanical Engineers. From 1975 to 1985, he served as engineer and later as manager at Atomic Energy of Canada, EDS Nuclear and Computech Engineering. From 1972 to 1974, he was a researcher at the Massachusetts Institute of Technology. Mr. Muraki holds a M.S. and Ph.D. in Naval Architecture from the University of Tokyo.

LEGAL MATTERS

    The validity of the common stock being offered hereby will be passed upon for Avant! by McCutchen, Doyle, Brown & Enersen, LLP, Palo Alto, California.

EXPERTS

    The consolidated balance sheets of Avant! Corporation and subsidiaries as of December 31, 2000 and 1999 and the consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated in this prospectus by reference from Avant!'s 2000 Annual Report on Form 10-K, are incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Forefront Venture Partners, L.P. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Commission. Any such document may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's Public Reference facility maintained by the Commission, 450 Fifth Street, N.W, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement and other information filed with the Commission is also available at the web site maintained by the Commission on the world wide web at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents which we file with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

•	The description of Avant!'s capital stock contained in its Registration Statement No. 0-25864 on Form 8-A as filed with the Commission on September 18, 1998 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

•	The description of Avant!'s common stock contained in its Registration Statement No. 0-25864 on Form 8-A as filed with the Commission on April 12, 1995 pursuant to Section 12 of the 1934 Act, which incorporates by reference the description of Avant!'s common stock contained in its Registration Statement on Form S-1 (File No. 33-91128) as declared effective on June 6, 1995, including any amendment or report filed for the purpose of updating such description.

•	Our Current Report on Form 8-K dated April 20, 2001.

•	Our Current Report on Form 8-K/A dated April 24, 2001.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    Any statement contained in a document that is incorporated by reference will be modified or superceded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superceded will not be deemed a part of this prospectus except as so modified or superceded.

    We will provide to each person, including any beneficial owner of securities, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference therein) by writing or telephoning our investor relations department at the following address and telephone number:

Avant! Corporation
46871 Bayside Parkway
Fremont, CA 94538
(510) 413-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the expenses payable by the Company (the "registrant") in connection with the offering of the securities being registered. All of the amounts are estimates except for the Commission registration fee.

Commission registration fee	$8,172.50
Blue Sky fees and expenses	—
Printing and engraving expenses	5,000.00
Legal fees and expenses	35,000.00
Accounting fees and expenses	12,500.00
Miscellaneous expenses	2,000.00

Total	$62,672.50

Item 15. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the DGCL, Avant!'s Certificate of Incorporation ("Certificate") contains a provision to limit the personal liability of the directors of Avant! for violations of their fiduciary duty as a director. This provision eliminates each director's liability to Avant! or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Avant! or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Article XI of Avant!'s Certificate and Article VII, Section 6 of Avant!'s Bylaws provide for indemnification of the officers and directors of Avant! to the fullest extent permitted by applicable law.

    Avant! has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

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Item 16. Exhibits.

    The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

    (a)  Exhibits

Exhibit Number		Description of Document
4.1		Specimen Common Stock Certificate. (1)
4.2		Rights Agreement, dated September 4, 1998 between the Company and Harris Trust Company of California. (2)
4.3	*	Avant! Corporation Stock Purchase Agreement dated as of July 6, 2000.
5.1	*	Opinion of McCutchen, Doyle, Brown & Enersen, LLP.
23.1		Consent of KPMG LLP, Independent Auditors.
23.2		Consent of BDO Seidman, LLP.
23.3	*	Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in the opinion filed as Exhibit 5.1).
24.1		Power of Attorney (reference is made to the signature page of this Registration Statement).

*	Previously filed.
(1)	Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-91128) as declared effective on June 6, 1995.

(2)	Incorporated by reference from the Company's Registration Statement on Form 8-A filed with the Commission on September 18, 1998.

Item 17. Undertakings.

    The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

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Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(f)
That for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on May 17, 2001.

AVANT! CORPORATION
By:	/s/ GERALD C. HSU Gerald C. Hsu, President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald C. Hsu as his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto), and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ GERALD C. HSU Gerald C. Hsu	President, Chief Executive Officer and Chairman of the Board of Directors	May 17, 2001
/s/ VIRAJ J. PATEL Viraj J. Patel	Head of Finance and Treasurer	May 17, 2001
/s/ SCOTT SPANGENBERG Scott Spangenberg	Corporate Controller and Principal Accounting officer	May 17, 2001
/s/ KENNETH TAI* Kenneth Tai	Director	May 17, 2001
/s/ CHARLES L. ST. CLAIR* Charles L. St. Clair	Director	May 17, 2001
/s/ MORIYUKI CHIMURA* Moriyuki Chimura	Director	May 17, 2001

II–5

/s/ DANIEL D. TAYLOR* Daniel D. Taylor	Director	May 17, 2001
/s/ NELSON LANE KELLEY* Nelson Lane Kelley	Director	May 17, 2001
/s/ TOYOHIKO MURAKI* Toyohiko Muraki	Director	May 17, 2001
*By Gerald C. Hsu, as attorney-in-fact

II–6

EXHIBIT INDEX

Exhibit Number		Description of Document
4.1		Specimen Common Stock Certificate. (1)
4.2		Rights Agreement, dated September 4, 1998 between the Company and Harris Trust Company of California. (2)
4.3	*	Avant! Corporation Stock Purchase Agreement dated as of July 6, 2000.
5.1	*	Opinion of McCutchen, Doyle, Brown & Enersen, LLP.
23.1		Consent of KPMG LLP, Independent Auditors.
23.2		Consent of BDO Seidman, LLP.
23.3	*	Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in the opinion filed as Exhibit 5.1).
24.1		Power of Attorney (reference is made to the signature page of this Registration Statement).

*	Previously filed.
(1)	Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-91128) as declared effective on June 6, 1995.

(2)	Incorporated by reference from the Company's Registration Statement on Form 8-A filed with the Commission on September 18, 1998.

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WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX